Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233442 on Form S-8 of our report dated May 6, 2019 relating to the financial statements of Kaixin Auto Group (operating as Kaixin Auto Holdings after the reversed recapitalization as described in Note 1), appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

July 10, 2020